Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                                                    EXHIBIT 10.2


                            OEM PURCHASE AGREEMENT
                          BETWEEN NETPLIANCE, INC. AND
                                QUANTA COMPUTER
                 FOR NETPLIANCE INTERNET PERSONAL ACCESS DEVICE


This Agreement is made effective as of the August 15, 1999 by and between Netpliance Corporation, 7600A N. Capital of Texas Highway, Austin, Texas, U.S.A and Quanta Computer, Incorporated having its principal place of business at No.
188. Wen Hwa 2nd Rd., Kuei Shan Hsiang, Tao Yuan Shien, Taiwan, R.O.C. (hereinafter referred to as "Supplier"), which shall include Supplier's subsidiaries.


1.0  DEFINITIONS

     1.1
     "Subsidiary" will mean a corporation, company, or other entity more than fifty percent (50%) of whose outstanding shares of securities (representing the right other than as affected by events of default, to vote for the election of directors or other managing authority) are now or hereafter owned or controlled, directly or indirectly, by a party hereto. But such corporation, company, or entity will be deemed to be a subsidiary only so long as such ownership or control exists.

     1.2
     "Product(s)" will mean Internet Personal Access Devices and Assemblies; Part Numbers as described in the Attachment A set forth in this Agreement, or such other Part Number, which may be subsequently assigned by Netpliance Order or Order alteration.

     1.3
     "Spare Part(s)" will mean any part, assembly or subassembly of the Product.

     1.4
     "Delivery" will mean delivery of Products or Spare Parts to a destination designated by Netpliance.

     1.5
     "Billback" will mean any re-invoicing or changes to increase the price paid for products by Supplier that are the result of Netpliance failure to purchase certain quantities of products.


2.0  DELIVERY

     2.1
     Supplier will deliver product to Netpliance's Designated Destination based on the requested delivery date advised on the Order release. Supplier shall not deliver the product more than 5 days early or 0 days late, based on the requested delivery date without prior approval from Netpliance. If there is a specific delivery date request, on before or after a certain date, Supplier commits to deliver on that specific date. If deliveries are made without Netpliance prior approval, Netpliance may elect to delay receipt or passage of title until the requested delivery date or return the Product at Supplier's expense. In any event, payment shall be based upon the requested delivery date advised on the Order Release or actual delivery date, whichever is later. Supplier will be responsible for management of the logistics carrier and will ensure that the carrier is committed to delivery 100% of the product to the end customer within 72 hrs from pick up at Suppliers facility.

-------------------
[* Confidential Treatment Requested] = information omitted pursuant to a confidential treatment request. The omitted information has been filed separately with the Securities and Exchange Commission.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

2.0  DELIVERY (Continued)

     2.1
     Deliver performance will be measured against the key order milestones, as follows:
          D0 - Netpliance releases Order to Supplier (cut off time 6pm Central
               Time Standard, 8am Taiwan Time)
          D1 - Supplier receives and confirms Order (day difference due to time zones)
          D2 - Supplier Ships Order (logistics carrier cut off at 11 am) Supplier commits to shipping 90% of the systems on day two (D2) and the remaining 10% by day three (D3) if order is receive day is D1. Performance will be reviewed after the initial 3 months shipments.

     2.2
     Supplier shall not deliver any Product without an Order Release from Netpliance, without prior written authorization. Shipments made without Order Release or prior written authorization are subject to return or delayed receipt by Netpliance, at its own discretion. Netpliance may return all or any portion of such shipments; or, delay receipt of all or any portion of such shipments. In any event, payment shall be due based upon the date of actual delivery date or scheduled delivery, whichever is later.

     2.3
     Supplier is expected to maintain a one hundred (100%) percent on-time delivery per Section 2.1. Supplier shall notify Netpliance immediately of any anticipated late deliveries and any impending plant or facilities shutdown for any reason, including vacation, tool repair, labor difficulties, or government order. In the event Supplier is delinquent on delivering product to Netpliance in accordance with a mutually agreed upon delivery schedule, for reasons other than Force Majeure, Supplier shall deliver Product to Netpliance in the most expeditious manner possible. In this regard, Supplier agrees to cooperate by taking extraordinary measures at Suppliers expense to minimize any delivery delays which shall include but is not limited to expedited manufacture, expenditure of premiums for parts, expenditure of premium labor cost and the payment of premium transportation costs associated with the delivery of the Product.

     2.4
     Netpliance will release Orders to Supplier based on actual receipts of Customer Orders. Upon release of an order from Netpliance, Supplier will ship the product to the designated destination based on the schedule described in Section 2.1. If product is needed at the destination at a different time, Netpliance will notify the supplier upon Order Release. With the exception of late delivery by Supplier, Netpliance will pay for the actual additional freight cost associated with the expedited shipment.

     2.5
     Unless otherwise set forth in the Order, title and risk of loss will pass to Netpliance upon Supplier's delivery to Netpliance's designated destination. Supplier will be responsible for the management of the logistics carrier and will be responsible for the product until it arrives at the designated destination.

     2.6
     In the event of a shortage or shortages in allocated quantities of components, common to Supplier's other product lines and utilized in the manufacture of the Product, Supplier agrees to allocate components to Netpliance, based on the proportional share of Netpliance prior three (3) months of shipments.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

2.0  DELIVERY (Continued)

     2.7
     If Supplier does not or will not be able to deliver an Order on time, Netpliance shall have the right to cancel the delinquent product without liability. If Netpliance agrees to accept the product, Supplier will pay all expedite costs. In the event of a price change, Netpliance will pay the lower cost.


3.0  TERM

     The initial Term of this Agreement will commence on August 15, 1999 and expire on August 15, 2002. Thereafter, Netpliance will have the option to renew this Agreement for periods of one (1) year each, upon 30 days prior written notice to the supplier.


4.0  STATEMENT OF WORK

     Supplier agrees to sell and Netpliance agrees to purchase the Products in accordance with the terms and conditions of this Agreement. Supplier will build and deliver to Netpliance only that quantity of Products ordered by Netpliance Order Releases.

     Supplier will provide all parts, labor, and materials necessary to perform Supplier's obligations hereunder. Netpliance may request, subject to mutually agreeable adjustment of price, that Supplier purchase specific material or parts for the manufacture or assembly of the Product. The foregoing notwithstanding, Supplier agrees to manufacture and assemble Products in accordance with the Specifications detailed in Attachment A of this Agreement.


5.0  CONTINGENCY PLANS

     Supplier will develop and implement contingency plans in order to ensure Netpliance an effective and efficient continuity of supply on the Product and all components thereof. The parties will negotiate the specific details of such plans in good faith within forty-five (45) days after execution of this Agreement.


6.0  ORDERS

     6.1  Forecast.

     Netpliance agrees to provide a (13) thirteen-week Order forecast to Supplier on a weekly basis to allow Supplier to support the planning and purchase of material to lead-time. In addition, a (6) six-month rolling forecast will be provided for reference only. The (6) six-month rolling forecast if for planning purposes only, and shall not be construed as a guarantee or a minimum purchase amount. Netpliance makes no commitment with respect to the amount of Products to be purchased under the Agreement.

     6.2  Order Release.

     Products will only be shipped by Supplier after receipt of an Order Release from Netpliance. Such Order Releases will be subject to the terms and conditions of the Agreement, and will contain, at a minimum, the following information:

          (i)    Product description, including quantity of Products ordered;
          (ii) Desired shipping date and delivery location (in most cases the end-user address);
          (iii) Method of shipment and designated carrier; if different from current logistics carrier

     6.3  Freight
     All Orders shall ship complete and freight pre-paid unless Netpliance authorizes otherwise. Freight invoices will be paid monthly after receipt of invoice, based on fax.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

7.0  PRICE AND PAYMENT

     7.1
     With exception to the payment terms, as set forth in Attachment H, the unit price to be paid by Netpliance for Products hereunder will be expressed in U.S. dollars and negotiated monthly with agreement to be reached at least five (5) days prior to the first day of the following month; otherwise, prices will remain constant during the following month. Quoted prices will remain firm for the deliveries shipped from Supplier on the first calendar day through the last calendar day of the applicable month unless otherwise mutually agreed.

     7.2
     With exception to the payment terms, as set forth in Attachment H, referencing the initial product shipments, Supplier will invoice Netpliance, upon receipt of Product at Netpliances' designated destination. For the first 90 days, of the Term, the Payment Terms shall be net 30 days from receipt of invoice by Netpliance. The payment performance will be reviewed monthly. One Hundred and Eighty (180) days after 1st Shipment the parties will review the payment history to determine whether payment terms may be extended to net 45 days from receipt of invoice.

     7.3
     Notwithstanding Subsection 7.1, Netpliance may elect to negotiate a new Price during any given month on the basis of market place conditions that significantly decrease the market price for the Product or similar items. The negotiated Price will be agreed to by both parties and incorporated into this Agreement. Supplier and Netpliance will mutually agree on an effective date for the new price to be implemented.

     7.4
     Supplier warrants that the prices specified in this Agreement do not and at all times shall not, exceed Supplier's price to any other customer during the term of this Agreement for a substantially similar product in substantially similar volumes, and under commercial terms and conditions similar to those of this Agreement. In the event that Supplier should sell or offer to sell Products to customers other than Netpliance at prices lower than those agreed Supplier shall: 1) notify Netpliance in writing within five (5) days of the offer or sale (such notice shall include the price, quantity, payment terms, and other material conditions allowing for such lower price), and 2) make available to Netpliance the option to purchase Product at such lower price under the same terms as those offered to other customers.

     7.5
     Supplier shall offer Netpliance pricing that equivalent to or below those offered to the Supplier's other customers for similar products and/or components. Supplier shall, whenever possible, combine purchases of similar components to obtain best market pricing and provide Netpliance with this pricing. Should the Supplier fail to offer such pricing to Netpliance, Netpliance reserves the right to audit Suppliers' records and seek adjustments for Price variances, when appropriate. Should Supplier fail to offer such pricing to Netpliance, Netpliance reserves the right to terminate this agreement without consequence.

     7.6
     Billbacks by Supplier do not apply to this Agreement.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

8.0  PACKAGING

     Supplier will package each Product according to the Netpliance Packaging Specification Guidelines as set forth as an Attachment C to this Agreement. In packaging Products, Supplier will also take any additional steps needed to ensure maximum protection from damage due to rough handling and other hazards which might occur during transit.

9.0  RECORDS AND AUDIT

     Supplier will maintain complete and accurate accounting records, in a form in accordance with generally acceptable accounting practices, to substantiate Supplier's charges hereunder. Such records, related to Supplier's obligations under this Agreement, will include material cost, tooling invoices and material component invoices. Supplier will retain such records for a period of three (3) years from the date of final payment hereunder. Netpliance will have access to such records for purposes of audit, during normal business hours, for the three-(3) years following final payment hereunder. Netpliance will provide at least one (1) week notification to Supplier for Audit.

10.0  ORDER CANCELLATIONS AND RESCHEDULING

     10.1
     Netpliance may cancel Order(s) or any portions thereof for any reason by notifying Supplier in writing prior to the scheduled Delivery date on the purchase order(s) in compliance with the flexibility terms shown below.

     Cancellation will be effective upon Supplier's receipt of the written cancellation notice from Netpliance, or thereafter upon the date specified in such cancellation notice. Supplier will cease work on affected Order(s) in accordance with the cancellation notice. Netpliance will have no liability for canceled Orders other than as set forth in Subsection 10.2.

     10.2
     Flexibility Terms, Supplier and Netpliance will use the following table as a guideline for the reschedule and cancellation of an Order. However, in the event of a reschedule or cancellation request, Supplier agrees to make best efforts to redirect, return or resell the components to minimize Netpliance's liabilities. Certain market conditions (e.g. worldwide allocation) that do not allow Supplier to meet the agreed guidelines, will be taken into consideration and both Netpliance and Supplier will mutually agree to new guidelines/schedule.

                             Upside     Downside
          0-2 Weeks          Fixed       Fixed
          3-4 Weeks           25%         10%
          5-6 Weeks           45%         30%
          7-12 Weeks          75%         50%
          13 Weeks +         100%        100%

     Supplier agrees to purchase material to actual lead times in support of the forecast. Supplier will minimize on-hand inventories according to actual lead times and forecasted demand. Supplier will ensure it will have enough material to support the forecast provided from Netpliance, in accordance with the Flexibility Terms above. In the event of reschedules and/or cancellations of deliveries by Netpliance, exceeding the agreed to Flexibility Terms, material held by the Supplier for more than 30 days may be charged an inventory holding fee. The inventory handing fee will be assessed in the form of interest, at .8% per month, based on the actual amount of excess material inventory on-hand beginning on day 31. Supplier agrees to notify Netpliance immediately of any potential excess inventory and Netpliance and Supplier will review the complete list monthly.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

10.0 ORDER CANCELLATIONS AND RESCHEDULING (Continued)

     10.3
     In the event of a cancellation under Subsection 10.1, Supplier shall make every effort to utilize all work in process to minimize cancellations costs. Subject to the foregoing, Netpliance will pay Supplier for the actual materials cost incurred by Supplier pursuant to cancelled Orders prior to the effective date of the cancellation, and Supplier will deliver to Netpliance all completed Products, assemblies in process, and all components procured on account of subject Orders. In the event of a cancellation, Netpliance and Supplier will use the material liability guidelines in Attachment I. The actual liability will be based on actual lead-times for the purchase of material at that time. Any material procured outside of lead-time without prior consent from Netpliance, will be the sole responsibility of Supplier. Prior to payment, Netpliance may audit Supplier's records at reasonable times or require Supplier to provide reasonable documentation and invoices to substantiate any and all charges to Netpliance under this Section.

     10.4
     Supplier will immediately notify Netpliance if and when, for any reason, Supplier is unable or refuses to perform its obligations under this Agreement or Order(s) issued hereunder. Such obligations include, but are not limited to the delivery schedules set forth in Netpliance Orders, the Product Specifications, and the Supplier Quality Assurance Requirements.
     If for any reason other than "Force Major", Supplier is unable or refuses to continue delivering products as required by Netpliance Order(s) or if Supplier is otherwise in default of this Agreement and fails to correct such default within ten (10) days of Netpliance's written notice, Netpliance will have the right to cancel Order(s) or portions thereof by written notice. If Netpliance cancels Orders under this Subsection 10.4, Netpliance 's only obligation is to pay for Products already delivered at the time of Netpliance cancellation notice. Netpliance may, at its sole option, purchase from Supplier's supplier materials or parts already acquired by Supplier, or committed to Supplier from its supplier(s) for the manufacture of Products or Spare Parts.


11.0 TERMINATION

     11.1
     Supplier and Netpliance have the option to terminate this Agreement and/or any Order, in whole or in part, in the event that:

          11.1.1
          Either party becomes insolvent, file, or have filed against it a petition in bankruptcy or undergo reorganization pursuant to a petition in bankruptcy filed with respect to it.

          11.1.2
          Either party will have all or a substantial portion of its capital stock or assets expropriated by any government.

          11.1.3
          Either party will be dissolved or liquidated or have a petition for dissolution or liquidation filed with respect to it.

          11.1.4
          Either party will be subject to property attachment or court injunction or court order, which substantially and negatively affects its operations.

          11.1.5
          Either party will be unlikely to fulfill its obligations under this Agreement because of significant changes of its assets, credit, or business position; or

          11.1.6
          Either party defaults or breaches any material provision of this Agreement and does not remedy the default or breach within thirty (30) days after written notice by the other party

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

11.0 TERMINATION (Continued)

     11.2
     If any event in Subsection 11.1 occurs, either party will have the right to file a security interest in such property or to invoke any other legal or equitable remedy available to protect its interest in the property.

     11.3
     If Netpliance terminates this Agreement for any of the reasons in Subsection 11.1 Supplier will:

          11.3.1
          Immediately cease all assembly operation and production required by Netpliance Orders issued under this Agreement.

          11.3.2
          Deliver all completed Products manufactured pursuant to Netpliance Order instructions;

          11.3.3
          Return, at Netpliance's expense, all loaned or leased equipment provided to Supplier by Netpliance under this Agreement;

          11.3.4
          Prepare and submit to Netpliance an itemization of all partially completed Products, assemblies in process, and parts inventories (including parts, which Supplier is committed to purchase from its subSuppliers) which are allocated to the Netpliance Orders placed under this Agreement. Netpliance will pay Supplier the price agreed with Netpliance for the current month for the completed Products delivered pursuant to Subsection 11.3.2. Netpliance may, at its sole option, elect to purchase any or all of those items identified under Subsection 11.3.4, however, Netpliance will not be obligated to purchase any such items and will bear no cost or liability with regard to any items it elects not to purchase. If Netpliance elects to purchase any items in Subsection 11.3.4, the parties will negotiate in good faith a reasonable price for such items, however, such negotiated prices shall not exceed the amount established by the cancellation schedule in Subsection 10.2.

     11.4
     If Supplier terminates this Agreement for any of the reasons in Subsection
     11.1 Netpliance will:

          11.4.1
          Pay Supplier for all the delivered products including the due payment. All Product delivered at that time must be based on Order Releases only.

          11.4.2
          Pay Supplier for any material liabilities based on the cancellation Terms in Section 10.


12.0 TEST EQUIPMENT

     12.1
     In the event Netpliance considers it necessary to insure quality assurance requirements are met, the parties agree that at Netpliance 's sole discretion, Netpliance may consign test equipment for functional verification of the Product(s) at Supplier's location, subject to the terms and conditions of the Equipment Loan Agreement, as set forth in Attachment F of this Agreement. In this event, Supplier will provide all reasonable assistance requested by Netpliance in the development and installation of the test equipment. The test equipment will only be utilized by Supplier to verify functional operation of the Products purchased by Netpliance. Netpliance will assist Supplier in installing and calibrating the test equipment

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

     and will provide operator training and maintenance instructions, if requested. Supplier will thereafter maintain the test equipment utilizing Netpliance provided spare parts.

12.0 TEST EQUIPMENT (CONTINUED)

     12.2
     Nothing contained herein will limit Supplier's obligation to supply Products that meet the requirements of the Supplier Quality Assurance Requirements and the Product Specification, as set forth in Attachment A and E of this Agreement.


13.0 MARKETING RIGHTS WARRANTY

     13.1
     Supplier warrants that it has the unrestricted worldwide right to manufacture, sell, and deliver to Netpliance the Product and Spare Parts that are the subject of this Agreement. Further, Supplier hereby warrants that it is under no restriction, and that it will not assume or assert any such restriction, which would prevent Netpliance and its Subsidiaries from marketing the Product and Spare Parts, anywhere in the world.

     13.2
     Nothing in this Agreement will limit the right of Netpliance to develop, have developed, procure and/or market Products or services now or in the future which may be competitive with those which are the subject of this Agreement.


14.0 EXCLUSIVITY

     14.1
     Supplier will grant Netpliance a (6) six-month exclusivity on products covered by this agreement, from the date of first production shipments based on order releases. Exclusivity under this agreement will extend to all customizations which were developed by or for Netpliance, including mechanical (including ornamentation and design), electrical and firmware/software assemblies of the delivered products. After a (6) six-month period, nothing in the Agreement shall be construed as limiting Supplier's right to sell derivative products but such right shall not extend to including mechanical (including ornamentation and design), and software assemblies of the delivered products. Supplier shall have no right to sell or otherwise provide the Software and/or Customizations to any third party without written consent of Netpliance.

     14.2
     Nothing in the Agreement shall be construed as creating an exclusive purchase arrangement or requirements contract between Netpliance and Supplier. Netpliance shall have the right to obtain similar products from any other manufacturer.


15.0 MANUFACTURING RIGHTS

     15.1
     Netpliance shall own all rights to the Product hardware and software created by the Supplier specifically for Netpliance. To the extent that Netpliance does not own the rights to the Product hardware and software, the Supplier grants to Netpliance all rights necessary for Netpliance to produce, manufacture and/or have manufactured quantities of such Product for distribution by Netpliance. Supplier shall provide to Netpliance access to and use of all items that are necessary and/or useful in the manufacture of the Products for distribution by Netpliance, including but not limited to, Suppliers drawings, software, Bill of Materials, Processes, Tools and vendor Lists, to enable Netpliance to manufacture and/or have manufactured Products for distribution by Netpliance.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

15.0 MANUFACTURING RIGHTS (Continued)

     15.2
     If Supplier fails to perform its obligations as set forth in this Agreement Netpliance will have the right to manufacture or have manufactured the Products at its discretion. Supplier hereby grants to Netpliance a license under trade secrets, copyrights and patents to access and use all of Suppliers drawings, bill of material and vendors to make and have made Products and create improvements to the Products.

16.0 ENGINEERING CHANGES

     16.1
     Supplier may make Engineering changes to the Product or Spare Parts, or to the production processes used in their manufacture, which would affect the performance, reliability, safety, serviceability, appearance, dimensions, tolerances, firmware/software, or composition of bills of material(s) or material sources thereof in accordance with subsections 16.2 and 16.3.

     16.2
     Supplier will notify Netpliance of any Engineering Change proposed to be made by Supplier to the Product, and will supply a written description of the expected effect of the Engineering Change on the Product, including its effect on price, performance, reliability, capability, and serviceability. Netpliance may elect to evaluate parts and/or designs specified as part of the proposed change. Netpliance agrees to approve or disapprove Supplier proposed changes within no more than sixty (60) days of receipt of a written request. Netpliance shall acknowledge receipt of Supplier's proposed change within seven (7) days of receipt. Supplier will not change or modify the Product or Spare Parts without Netpliance prior written approval. Netpliance and Supplier will make best efforts to expedite the turn around on the proposed changes.

     16.3
     Netpliance may request, in writing, that Supplier incorporate an Engineering Change into the Product, and Supplier will provide to Netpliance its written proposal within ten (10) calendar days after Netpliance's request. Supplier's proposal will state the cost savings or increase, if any, expected to be created by the Engineering Change, and the effect on the performance, reliability, safety, appearance, dimensions, tolerances, composition of bills of material, and serviceability of the Product. If Netpliance requests Supplier to incorporate an Engineering Change into the Product, the product Specification and Price will be amended as required. Supplier will not unreasonably refuse to incorporate Netpliance Engineering Changes into the Product.


17.0 INSPECTION AND ACCEPTANCE

     The terms and conditions with respect to quality, inspection and acceptance are set forth in Attachment E.


18.0 APPLICABLE APPROVALS

     Supplier will be responsible for obtaining the certifications and approvals specified in the Product Specification set forth in Attachment A to this Agreement. Supplier will submit to sufficient proof of the approvals and will affix on the appropriate area of each Product a label stating such approvals if required. Supplier will perform all acts necessary to maintain these approvals, certifications, and listings while this Agreement is in effect.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

19.0 PRODUCT WARRANTY

     In addition to the terms and conditions set forth in Attachment G with respect to Product Warranty, Spare Parts Support and Service Support, the following terms and conditions shall apply:

     19.1
     Supplier warrants that title to all Products delivered to Netpliance and to Netpliance Customers by Supplier shall be free and clear of all liens, encumbrances, security interests or other claims and that for a period of fifteen (15) months beginning on the date of receipt at Netpliance or Netpliances' designated destination, hereunder conform in every respect to all specifications which are part of this Agreement and will be free from defects in material and workmanship under normal use and operation. Supplier will pass on all remaining material warranties provided by Supplier's subcontractors to Netpliance.

     19.2    Epidemic Failure

     In addition to the foregoing warranty, Supplier warrants the Product against epidemic failure. An epidemic failure shall mean a Product field failure exhibiting the same root cause symptom and resulting in a two (2) percent or greater failure of Netpliance Customer delivered Product during a ninety-(90) day period. In the event of epidemic failure, Supplier shall establish within two (2) days notice by Netpliance of such failure a mutually agreed upon emergency procedure to resolve and replace all defective Products. Any and all costs associated with the emergency procedure are to be borne by Supplier. Supplier also agrees to inform Netpliance in writing of any other epidemic failure occurring in products sold to Supplier's other OEM customers and Supplier shall take whatever steps are reasonably necessary to prevent or correct Netpliance Products from such failure.


20.0 REPLACEMENT PRODUCTS

     If, during any Term of this Agreement, Supplier develops and markets a product that is a replacement for the Product to be provided hereunder, Supplier agrees to sell said product to Netpliance at Netpliances' option, for a price to be negotiated between the parties. Both parties also agree that all appropriate provisions of this Agreement will apply to any such replacement product. Nonetheless, Supplier agrees to continue to make the original product available to Netpliance through the end of the last Term of this Agreement.


21.0 SPARE PARTS

     Supplier agrees to sell Spare Parts to Netpliance at a reasonable price and lead-time until the end of three (3) years after the last Term of this Agreement expires or is terminated. Supplier should notify Netpliance immediately when any components are coming to end of life. Supplier should provide an alternative component at that time to ensure availability of material for the three (3) year period.


22.0 PRODUCT REPAIR

     Supplier agrees to provide Product repair service to Netpliance at a reasonable price and lead time until the end of five (5) years after the last Term of this Agreement expires or is terminated, pursuant to terms and conditions substantially similar to those set forth in the Product Repair Service Agreement, as set forth in Attachment G to this Agreement.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

23.0 INTELLECTUAL PROPERTY

     23.1    Patent and Copyright Indemnification
     Supplier at its own expense, will settle or defend and pay any damages, costs, attorney's fees, and fines resulting from all proceedings, threats of proceedings, or claims against Netpliance, its Subsidiaries, and respective customers by any third party for infringement or alleged infringement by the products furnished under this Agreement or any part or use thereof of patents (including utility models and registered designs) and copyright in any country of the world and U.S. mask works. In meeting its obligation hereunder, Supplier may procure for Netpliance the right to continue to market the Products or Supplier may modify the products to be non-infringing so long as the modified Products meets Netpliance specifications. In the event the foregoing are deemed impractical by Supplier and the product(s) continued use is enjoined, Supplier will buy the Product(s) back from Netpliance at the original purchase price paid by Netpliance. Supplier's obligations under this Section shall not extend to any infringement caused solely by a mandatory design change requested by Netpliance if Supplier's unchanged products do not infringe or allegedly infringe the patent or copyright in question.

     23.2    Trademarks
     Any other provisions of this Agreement notwithstanding, neither party hereto shall have the right to use the trademarks, trade names, or product names of the other party (including those of Subsidiaries) directly or indirectly in connection with any product, promotion or publication without the prior written approval of the other party; provided, however, that either party may use the other parties trademarks, trade names, and/or product names to the extent permitted by law and customs regarding their usage by the general public.


24.0 CONFIDENTIAL INFORMATION

     All Netpliance Confidential Information disclosed to Supplier, the results of Supplier's work and the data deliverable to Netpliance under this Agreement will be treated by Supplier as Netpliance Confidential Information pursuant to the provisions of the Non Disclosure Agreement dated April 16th, 1999 which is incorporated herein by reference.


25.0 GENERAL PROVISIONS

     25.1    Communications
     All communications between Netpliance and Supplier will be carried out through the Netpliance and Supplier designated representatives.

     25.2    Notice
     Any legal notice required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified mail, postage prepaid, to a party hereto at its address set forth below, or to such other party as it shall designate by written notice given to the other party.

     For            Kent Savage
                    Netpliance Corporation
                    7600A Capital of Texas Highway
                    Austin, Texas 78731

     For Supplier:  Ted Lu
                    Quanta Computer Inc.
                    No. 188, Wen Hwa 2nd Rd.,
                    Kuei Shan Hsiang,
                    Tao Yuan Shien,
                    Taiwan, R.O.C

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

25.0  GENERAL PROVISIONS (Continued)

     25.3  Taxes
     Supplier will be responsible for and pay all taxes imposed on supplier, except sales, use or similar taxes. Netpliance will be responsible for any applicable sales, use or similar tax, except Netpliance will have no liability for any tax for which Netpliance has an appropriate resale or other tax exemption.

     25.4  Assignment
     No right or interest in this Agreement will be assigned by either party without the express written permission of the other, and no delegation of any obligation of Supplier will be made without prior written permission.

     25.5  Liability
     Supplier is responsible for the acts of its employees. Supplier will indemnify and save Netpliance harmless from and against any and all suits or claims of liability and/or property damage arising from the acts of Supplier, its subSuppliers or anyone directly or indirectly employed by Supplier arising out of, or in connection with, Supplier's performance under this Agreement.

     UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUE OR LOST PROFITS HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

     25.6  Supplier's Employees Deemed not Netpliance's
     Both parties agree that Supplier is retained as an independent Supplier and in no event will employees or agents hired by Supplier be or be considered employees of Netpliance. Matters governing the terms and conditions of employment of Supplier's employees are entirely within the control of Supplier. Netpliance will have no right to control any of the actions of the employees of Supplier. Supplier's matters such as work schedules, wage rates, withholding income taxes, disability benefits or the manner and means through which the work under this Agreement will be accomplished are entirely within the discretion of Supplier.

     25.7  Survival from This Agreement
     The rights and obligations of the Sections and Attachments entitled "RECORDS", "MARKETING RIGHTS WARRANTY," "PRODUCT WARRANTY," "INTELLECTUAL PROPERTY," "CONFIDENTIAL INFORMATION," "Liability," "Attorneys' Fees," "Survival From this Agreement," "Public Disclosure," "Forum," "Spare Parts Agreement," "Product Repair Agreement," and all terms and conditions of this Agreement as they apply to any outstanding Orders issued hereunder will survive and continue after any expiration, cancellation, or termination of this Agreement and will bind the parties and their legal representatives, successors, heirs, and assigns.

     25.8  Force Majeure
     Neither Supplier nor Netpliance will be considered in default or liable for any delay or failure to perform any provision of this Agreement if such delay or failure arises directly or indirectly out of an act of nature, acts of the public enemy, freight embargoes, strikes, quarantine restrictions, unusually severe weather conditions, insurrection, riot, and other such causes beyond the control of the party responsible for the delay of failure to perform, provided the affected party notifies the other party within fifteen (15) calendar days of the occurrence.

     25.9  Compliance with Governmental Legal Requirements
     Supplier agrees to comply and do all things necessary to enable Netpliance to comply with all applicable federal, state and local laws, regulations, and ordinances including but not limited to the regulations of the U.S. Government relating to the export of technical data insofar as they relate to the activities to be performed under this Agreement. Supplier agrees to obtain the required government documents and approvals prior to the export or re-export of any technical data disclosed to it or the direct product related thereto.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

25.0  GENERAL PROVISIONS (CONTINUED)

     25.10  Public Disclosure
     Supplier agrees not to disclose the fact that Supplier has furnished or contracted to furnish to Netpliance the products and services hereunder, or the terms and conditions of this Agreement without the express written consent of Netpliance, except as may be required by law or governmental rule or regulation, or to establish Supplier's rights under this Agreement; provided, however, that if Supplier's seeks to disclose for reasons not requiring Netpliance's consent, Supplier will limit the disclosure to the extent required, will allow Supplier to review this information disclosed and will apply, where available, for confidentiality, protective orders and the like. Any review by Netpliance under this Section will not be construed to make Netpliance responsible for the content of the disclosure. Supplier will remain solely responsible for such contents.

     25.11  Section Headings
     Headings used in this Agreement are for reference purposes only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     25.12  Order of Precedence
     In the event of an inconsistency in the various documents, which govern the parties' performance, the order of precedence will be:

          i)   This Agreement
          ii)  The Confidential Disclosure Agreement
          iii) Attachments to this Agreement
          iv)  The face side of the Order
          v)   The reverse side of the Order.

     25.13  Attorney's Fees
     If one party brings suit against the other party, for any cause whatsoever, and the other party is finally adjudicated not to have liability, the party bringing suit agrees to pay the other party's reasonable attorneys' fees and other costs of litigation.

     25.14  Waiver
     Failure by Netpliance to insist upon strict conformance to any term herein, or in Orders issued hereunder, or failure by Netpliance in the event of a breach or default, shall not be construed as a consent or waiver of that breach or default or any subsequent breach or default of the same or of any other term contained herein.


26.0  APPLICABLE LAW

     This Agreement will be interpreted in accordance with the substantive and procedural law of the State of Texas, except its conflicts of law provisions. Both Netpliance and Supplier consent to Texas State Court jurisdiction.


27.0  ENTIRE AGREEMENT

     Together with Attachments A through I and Non Disclosure Agreement dated April 16th, 1999, this Agreement and Order(s) issued from time to time hereunder will constitute the entire Agreement of the parties respecting the subject matter hereof and will supersede all previous communications and understanding, either written or oral, between the parties relative to the subject matter hereof and will supersede all previous communications and understandings, either written or oral, between the parties relative to the subject matter hereof.

     This Agreement may only be amended by express written agreement signed by authorized representatives of both parties.

     If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions will not be affected or impaired.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

NETPLIANCE                         SUPPLIER


By:___________________________     By:________________________________

Title:________________________     Title:_____________________________

Date:_________________________     Date:______________________________


By:___________________________     By:________________________________

Title:________________________     Title:_____________________________

Date: ________________________     Date:______________________________

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT A
                  PRODUCT DEFINITION/INVENTORY CLASSIFICATION


A1. Product Definition for Internet Personal Access Device (Netpliance Model NP 1000)
Reference documentation
     1) Quanta Computer, Inc., IA1 Engineering Specification, Revision 1B, Release Date 7/21/1999
     2)  Darfon Electronics, Proposal to Quanta/Netpliance, dated July 9, 1999
     3)  ActionTec, Specifications of V.90/K56flex Controller-based Modem
         Module: LF560LKQ, Dated 7/10/99

The Netpliance Model NP1000 system, as shipped from the supplier consists of:
     .  NP 1000 System Unit
     .  PS2 Keyboard with integrated pointing device
     .  19Volt, 1.84 Amp wall-mount AC Adapter
     .  RJ-11 Modem Cable
     .  Netpliance User Manual
     .  Netpliance Quick Setup Guide

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT B
                          PROJECTED DELIVERY SCHEDULE


This projected worldwide delivery schedule will be an estimate of the monthly quantities, which are forecasted by. The first Term of the Agreement will include one year's Deliveries.

Monthly Demand
Forecast

------------------------------------------------------------------
Sept       Oct       Nov       Dec       Jan       Feb       Mar
[*]        [*]       [*]       [*]       [*]       [*]       [*]
------------------------------------------------------------------

[*] CONFIDENTIAL TREATMENT REQUESTED

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT C
                            PACKAGING SPECIFICATION


C1.  UNIT PACK COMPONENTS
The components to be packaged for shipment of the Netpliance NP1000 device, referenced in Attachment A, Section A1, shall consist of:
        .  NP 1000 System Unit
        .  PS2 Keyboard with integrated pointing device
        .  19 Volt, 1.84 Amp, wall-mount AC Adapter
        .  RJ-11 Modem Cable
        .  Netpliance User Manual
        .  Netpliance Quick Setup Guide

C2.  PACKAGING DESIGN AND CERTIFICATION

Supplier will design and test individual unit packaging, capable of single unit shipments of the unit pack components in C1, the meets or exceeds the requirements of the Association of Transport Packaging (ISTA); ISTA 2 Series, version 2A. Supplier will test all packaging with the ISTA 2A procedures and demonstrate compliance.

         Supplier warrants all packaging materials are free of CFC's.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT D
                           ACCEPTANCE TEST PROCEDURE

To be mutually agreed and completed within 30 days of Agreement being signed.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT E
                             QUALITY REQUIREMENTS


To be mutually agreed and completed within 30 days of agreement being signed.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT F
                           EQUIPMENT LOAN AGREEMENT


To be mutually agreed and completed within 30 days of agreement being signed.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT G
                       PRODUCT REPAIR SERVICE AGREEMENT


To be mutually agreed and completed within 30 days of agreement being signed.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT H
            PAYMENT TERMS FOR [* Confidential Treatment Requested]

Netpliance and Supplier have agreed for [* Confidential Treatment Requested] the following payment terms will apply

-  Net 7 Days Payment, from receipt of invoice [* Confidential Treatment
   Requested]
        To be reviewed in Oct
        Balance of the COGS uplifted by [* Confidential Treatment Requested] First payment on the residual COGS due 30 days after shipment; Netpliance has the option to pay-off the balance due on these units at any given time;

-  No Letter of Credit, waived

-  Pricing to be agreed 5 days prior to 1st day of next month

-  Invoice Price shall not exceed [* Confidential Treatment Requested]

-  Resell of any excess inventory by end of year
        If Netpliance, fails to purchase and ship [* Confidential Treatment Requested] by end of 1999, calendar year and there is substantial excess at the Supplier, the Supplier has the right to sell the completed products or components to a third party, upon written notification from Netpliance.

Netpliance/Quanta
AGREEMENT #NP1
DATED:__ September 10, 1999

                                 ATTACHMENT I
                         MATERIAL LIABILITY GUIDELINES


To be mutually agreed and completed within 30 days of agreement being signed.